UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
611 Bainbridge Street, Suite 100
Richmond, Virginia 23224
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 728-3833
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.

On March 15, 2022, CarLotz, Inc. issued a press release announcing its financial results for the three and twelve months ended December 31, 2021. CarLotz will host an earnings conference call and webcast, Tuesday, March 15, 2022 at 6:00 p.m, Eastern Standard Time. The U.S. toll free dial-in for the conference call is 1-833-962-1461, and the international dial-in number is 1-929-517-0392. The Conference ID is 4350256. A live webcast of the conference call will also be available on the investor relations page of CarLotz’ website at https://investors.carlotz.com.The press release dated March 15, 2022 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board has appointed Lev Peker as the Company’s Chief Executive Officer and a member of the Board of Directors, effective as of April 18, 2022. Pursuant to the Separation Agreement (as defined below), Michael Bor will cease to be the Company’s Chief Executive Officer and a member of the Board of Directors effective as of March 16, 2022 (the “Separation Date”). Luis Ignacio Solorzano Aizpuru, who has served as a member of the Board since 2018 and is a member of the Compensation and Nominating and Corporate Governance committees, has replaced Mr. Bor as Chairman of the Board. Until April 18, 2022 when Mr. Bor’s replacement, Mr. Lev Peker, is in place, the Board has established an executive committee comprised of the Company’s Chief Financial Officer, General Counsel and Chief Operating Officer, which will report to Mr. Solorzano as Chairman of the Board.
In connection with Mr. Bor’s separation, he entered into a separation and release agreement with the Company (the “Bor Separation Agreement”). Under the Bor Separation Agreement, and consistent with the terms of his existing employment agreement and equity award agreements, Mr. Bor will receive the following payment and benefits as of the Separation Date: (i) an amount equal to his annual base salary, payable in installments over 12 months; (ii) continued coverage of health and welfare benefits for 12 months; (iii) accelerated vesting of 32,054 of his stock options (which amount was scheduled to otherwise vest within 12 months of the Separation Date, and which shall remain exercisable for three months following termination), and (iv) accelerated vesting of 22,026 RSUs (which amount was scheduled to otherwise vest within 12 months of the Separation Date). The foregoing payments and benefits are subject to Mr. Bor’s continued employment through the Separation Date, continued compliance with certain restrictive covenants, and entry into a release of claims in favor of the Company.

The Bor Separation Agreement also provides for Mr. Bor to continue to provide services to the Company as a consultant for 12 months, earning an annual fee of $300,000.

The foregoing summary of the Bor Separation Agreement is not complete and is qualified in its entirety by the Bor Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Lev Peker will become the Company’s Chief Executive Officer and a member of the Board, effective as of April 18, 2022. Mr. Peker will serve as a Class III director for a term expiring at the 2023 annual meeting of stockholders. Mr. Peker, age 40, brings many years of management experience to the Company. Prior to joining the Company, Mr. Peker served as Chief Executive Officer and director of CarParts.com, Inc., an online provider of automotive parts, from January 2019 to March 2022. Mr. Peker previously served as the Chief Marketing Officer of Adorama Camera, Inc., an online retailer of consumer electronics, from August 2015 to December 2018. Prior to that time, he was the Senior Director and General Manager of eCommerce Strategy and Operations of Sears Holding Corporation, an integrated retailer providing merchandise and related services, from August 2014 to July 2015. From April 2008 to July 2014, Mr. Peker served in various roles at CarParts.com, Inc. (formerly known as U.S. Auto Parts Network, Inc.), including as Vice President and General Manager of Online Marketplaces from June 2013 to July 2014, as Director and General Manager of Online Marketplaces from March 2009 to June 2013, and as Manager of Financial Planning and Analysis from April 2008 to March 2009. Mr. Peker holds a BS degree in Accounting from the University of Southern California and an MBA in Marketing and Strategy from the University of California, Los Angeles.

The Company and Mr. Peker have entered into an employment agreement, dated March 12, 2022 in connection with his appointment as Chief Executive Officer of the Company (the “Peker Employment Agreement”), effective as of April 18, 2022 (the “Start Date”). The Peker Employment Agreement provides for a three-year term, with automatic 12-month renewals unless either party provides 90 days’ notice not to renew. Under the Peker Employment Agreement, Mr. Peker will receive: (i) an annual base salary of $600,000, (ii) a sign-on bonus of $900,000, subject to Mr. Peker’s continued employment through the first anniversary of the Start Date, (iii) a first year annual bonus with a target value of $900,000 payable based on performance for the period from the Start Date to the first anniversary of the Start Date, (iv) an annual performance-based bonus with a target value of 150% of Mr. Peker’s annual base salary and a maximum value of 300% of Mr. Peker’s annual base salary for each calendar year of the employment term beginning in 2023, (v) a 2022 annual equity award of 680,000 RSUs, vesting, subject to Mr. Peker’s continued employment through the applicable vesting date, in equal annual installments over four years, (vi) a sign-on time-based equity award of 2,820,000 RSUs to compensate Mr. Peker for time-based equity awards forfeited from his former employer, vesting, subject to Mr. Peker’s continued employment through the applicable vesting date, in various installments through 2025 that are intended to approximate the vesting schedule of his forfeited equity and (vii) a sign-on performance equity award of 3,500,000 performance RSUs to compensate Mr. Peker for time-based equity awards forfeited from his former employer. The sign-on performance equity award will vest, subject to Mr. Peker’s continued employment through the applicable vesting date, as follows: (x) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $4.00 (threshold); (y) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $8.00 (target); and (z) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $12.00 (maximum). Mr. Peker will also be eligible to participate in the Company’s health and other benefit plans and to receive future customary equity award grants.

The Peker Employment Agreement provides that in the event of a termination without “Cause”, or a resignation for “Good Reason” (both as defined in the Peker Employment Agreement) not in connection with a change in control, and conditional on Mr. Peker signing a general release of claims and complying with certain restrictive covenants, Mr. Peker will be entitled to receive: (i) 12 months of then base salary, payable in installments, (ii) his sign-on bonus, if not already paid, (iii) a prorated portion of his first-year annual bonus, if not already paid, as well as a prorated portion of his annual bonus, (iv) accelerated vesting of any equity awards scheduled to vest within 12 months following the termination date (other than any awards based on performance-vesting conditions) and (v) up to 12 months of continuing health benefits. In the event that Mr. Peker is terminated without “Cause”, or resigns for “Good Reason” in connection with a change in control, he will receive the payments and benefits referenced in (i) through (v) above, as well as accelerated vesting of all outstanding unvested equity awards, including those based on performance-vesting conditions, which will vest based on actual performance on the date of termination, and an additional amount equal to his target annual bonus, payable in installments over the 12 months following the termination date.The foregoing summary of the Peker Employment Agreement is not complete and is qualified in its entirety by the Peker Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.There are no family relationships between Mr. Peker and any of the Company’s directors or executive officers, and no arrangements or understandings between Mr. Peker and any other person pursuant to which he was selected as an officer. A copy of the press release issued by the Company on March 15, 2022 announcing the Company’s leadership transition is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
See the Exhibit Index below, which is incorporated by reference herein.
EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	Separation and Release Agreement, dated March 14, 2022, between Michael Bor and CarLotz, Inc.

10.2	Employment Agreement, dated March 12, 2022, between Lev Peker and CarLotz, Inc.

99.1	Press release dated March 15, 2022

99.2	Press release dated March 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLOTZ, INC.

Dated: March 15, 2022	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Chief Commercial Officer and General Counsel